UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004 (October 6, 2004)

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21574	76-0375477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10304 Interstate 10 East, Suite 369 Houston, Texas 77029
(Address of principal executive offices and zip code)

(713) 378-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 12, 2004, Dynacq Healthcare, Inc. filed a Current Report on Form 8-K announcing that it had received a notice of default and demand for payment from the lender under its Reducing Revolver Loan and Security Agreement and related guarantee agreements (collectively, the “Agreement”). The Form 8-K disclosed that the lender on October 5, 2004 had declared all obligations under the Agreement due and payable by October 13, 2004 and had on October 12, 2004 in writing extended such date to October 22, 2004. This Amendment No. 1 is being filed to disclose that the lender has now in writing extended the date when the Agreement’s payment obligations become due to November 5, 2004.

As previously disclosed, the lender also verbally agreed to negotiate a proposed restructuring, which is now expected to be finalized prior to November 5, 2004. The proposed restructuring is expected to extend the maturity of the obligations under the Agreement for at least another 90 days from such date. Dynacq intends to either refinance the amounts due or repay all outstanding amounts by such final maturity date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynacq Healthcare, Inc.

By:	/s/ Philip S. Chan
Philip S. Chan, Chief Financial Officer

Date: October 22, 2004